AGREEMENT AMONG CREDITORS

        AGREEMENT, dated as of December 22, 1997, by and among THE BANK OF NOVA SCOTIA, a Canadian chartered bank, in its capacity as Administrative Agent under the Bank Credit Agreement hereinafter referred to (in such capacity, the "Bank Agent"), FIRST TRUST NATIONAL ASSOCIATION, a national banking association, in its capacity as trustee under the Mortgage Notes Indenture hereinafter referred to (in such capacity, the "Mortgage Notes Indenture Trustee"), GMAC COMMERCIAL MORTGAGE CORPORATION, a California corporation (the "Interim Mall Lender"), and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation, in its capacity as Administrative Agent under the Equipment Loan Agreement hereinafter referred to (in such capacity, the "Equipment Loan Agent").

                              Preliminary Statement

        A. Las Vegas Sands, Inc., a Nevada corporation ("LVSI"), and its subsidiary Venetian Casino Resort, LLC, a Nevada limited liability company ("VCR" and with LVSI, collectively, the "Borrowers"), are constructing and developing a large scale Venetian-themed hotel, casino, retail, meeting and entertainment complex to be known as the Venetian Casino Resort on the site of the former Las Vegas Sands Hotel and Casino in Las Vegas, Nevada (the "Project"). The parties to this agreement are all providing funds (or serving as agents or trustees for providers of funds) to be used in connection with the construction and development of the Project.

        B. Under a Credit Agreement, dated as of November 14, 1997 (the "Bank Credit Agreement"), among the Borrowers, the lenders referred to therein (herein collectively, the "Bank Lenders"), Goldman Sachs Credit Partners L.P., as syndication agent and arranger, and the Bank Agent, the Bank Lenders have agreed on the terms set forth therein to provide term loans, revolving credit advances and letters of credit of up to $170,000,000 in aggregate amount to fund a portion of the costs of the construction and development of the Project (the "Project Costs") and to provide working capital for the Borrowers' operations.

        C. The Borrowers have issued and sold $425,000,000 aggregate face amount of their 12-1/4% Mortgage Notes due November 15, 2004 (the "Mortgage Notes") under an Indenture, dated as of November 14, 1997 (the "Mortgage Notes Indenture"), by and among the Borrowers, certain guarantors named therein and the Mortgage Notes Indenture Trustee. The proceeds of the issuance and sale of the Mortgage Notes have been deposited in a senior notes proceeds account, to be disbursed therefrom by the Disbursement Agent (hereinafter referred to) to pay for a portion of the Project Costs.

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        D. The Borrowers have also issued and sold $97,500,000 aggregate face amount of their 14-1/4% Senior Subordinated Notes due November 15, 2005 (the "Senior Subordinated Notes" and with the Mortgage Notes collectively, the "Notes") under an Indenture, dated as of November 14, 1997 (the "Senior Subordinated Notes Indenture" and with the Mortgage Notes Indenture collectively, the "Indentures"), by and among the Borrowers, certain guarantors named therein and First Union National Bank, a national banking association, in its capacity as trustee (the "Subordinated Notes Indenture Trustee"). The proceeds of the issuance and sale of the Senior Subordinated Notes have been deposited in an account to be disbursed therefrom by the Disbursement Agent to pay for a portion of the Project Costs.

        E. The Borrowers, their affiliate Grand Canal Shops Mall Construction, LLC, a Nevada limited liability company ("GCCLLC"), and the Interim Mall Lender have entered into an Interim Mall Credit Agreement, dated as of November 14, 1997 (the "Interim Mall Credit Agreement"), under which the Interim Mall Lender has agreed to make loans to the Borrowers and GCCLLC in principal amounts aggregating $140,000,000 to fund a portion of the Project Costs.

        F. VCR and Atlantic-Pacific, Las Vegas, LLC, a Delaware limited liability company (the "HVAC Provider") have entered into an Energy Services Agreement, dated as of November 14, 1997 (the "Energy Services Agreement"), pursuant to which the HVAC Provider has agreed, among other things, subject to the terms thereof, to contribute up to $70,000,000 for the acquisition, construction, testing and installation of the Project's heating, ventilating and air conditioning system, which system the HVAC Provider will own and will operate for the benefit of the Project under a contract with VCR.

        G. The Borrowers, certain lenders named therein (the "Equipment Lenders"), BancBoston Leasing Inc. in its capacity as Co-Agent, and the Equipment Loan Agent have entered or expect to enter into a Term Loan and Security Agreement, dated as of December 22, 1997 (the "Equipment Loan Agreement"), pursuant to which the Equipment Lenders have agreed or will agree to make loans and advances to the Borrowers in principal amounts not to exceed in the aggregate $97,700,000 to finance the costs of acquiring the Project's electrical substation and certain other specified units and items of equipment, furniture and furnishings to be used in connection with the operation of the Project.

        H. The Borrowers, GCCLLC, the Bank Agent, the Mortgage Notes Indenture Trustee, the Interim Mall Lender and the HVAC Provider have entered into a Funding Agents' Disbursement and Administration Agreement, dated as of November 14, 1997 (the "Original Disbursement Agreement"), with The Bank of Nova Scotia in its capacity as Disbursement Agent thereunder (in such capacity, the "Disbursement Agent") in order to establish certain mechanics for the coordination of funding and disbursement procedures as among the various sources of funds, including those described in paragraphs B through F above and for certain other purposes. As used herein, the term "Disbursement Agreement" means the Original Disbursement Agreement as the same may be amended (x) with the consent of the Equipment Loan Agent (it

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being acknowledged that no consent of the Equipment Lenders is required for such an amendment) or (y) without any consent of the Equipment Loan Agent having been obtained but only if, in the event described in this clause (y), that the amendment does not alter any definitions or other provisions therein which impact this Agreement.

        I. The Bank Agent, the Indenture Trustees and the Interim Mall Lender have entered into an Intercreditor Agreement, dated as of November 14, 1997 (the "Intercreditor Agreement"), with the Intercreditor Agent referred to therein in order to formalize certain understandings among the Project creditors parties thereto concerning decision making, enforcement initiatives and the application of proceeds of enforcement actions in relation to their various sources of funds for the Project.

        J. The Bank Agent, the Mortgage Note Indenture Trustee, the Interim Mall Lender and the Equipment Loan Agent now wish to enter into an agreement in order to confirm certain understandings amongst themselves.

        NOW, THEREFORE, the parties hereto, each intending to be legally bound, hereby agree as follows:

        1. The recitals contained in the Preliminary Statement preceding this Agreement (the "Preliminary Statement") are hereby incorporated into this Agreement and made a part hereof. The provisions of this Agreement Among Creditors are strictly for the benefit of the parties hereto and their successors and permitted assigns, and no provision hereof is intended to benefit or shall inure to the benefit of either Borrower or any affiliate thereof or any other person not a party hereto. Neither the Borrower, the Subordinated Notes Indenture Trustee, the HVAC Provider nor any other third party shall have the right to enforce any provision of this Agreement, whether as a third-party beneficiary or otherwise. For the avoidance of doubt, nothing contained in this Agreement shall affect the obligations of the Borrowers to pay, faithfully and punctually when due, all of the principal of and interest on, and all fees and other amounts owing from time to time under or in respect of, the loans, extensions of credit and investments referred to in paragraphs B through G of the Preliminary Statement, which obligations of the Borrowers are absolute and unconditional.

        2. Herein, (i) the Bank Lenders, the holders from time to time of the Mortgage Notes, the Interim Mall Lender and the Equipment Lenders are sometimes referred to individually (whether one or more entities in each case) as a "Lender Group" and collectively as the "Lenders;" (ii) the Agreements and Indentures identified in paragraphs B, C, E and G of the Preliminary Statement are sometimes referred to collectively as the "Basic Documents;" (iii) all of the obligations of the Borrowers (and in the case of the Interim Mall Credit Agreement, GCCLLC), and their subsidiaries and affiliates as applicable, under the Basic Documents and all of the other agreements, guarantees, documents and instruments entered into pursuant to the terms of the Basic Documents, including without limitation the obligations to pay when due the principal, interest, fees and other amounts owing from time to time on, under or in respect of the

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loans, other extensions of credit and investments contemplated by the Basic
Documents and such other agreements, documents and instruments, are sometimes referred to collectively as the "Obligations," and (iv) the parties obligated from time to time on the Obligations, including without limitation the Borrowers, GCCLLC and their various subsidiaries and affiliates as applicable, are sometimes referred to collectively as the "Obligors."

        3. (a) Attached hereto as Exhibit A is a list of the units or items of the new furniture and equipment (including a description of the General Electric electrical substation) to be purchased with the proceeds of the loans to be made under the Equipment Loan Agreement (such listed units and items, as the same may be amended from time to time in accordance with the terms of the Equipment Loan Agreement, the "Specified Equipment").

               (b) To the extent that before an advance under the Equipment Loan Agreement with respect to particular units or items of Specified Equipment the Bank Lenders may extend credit to the Borrowers, or the Disbursement Agent may otherwise disburse funds, to permit the funding of the costs of acquiring those units or items of the Specified Equipment (including deposits or down payments thereon made prior to acquisition), the Bank Agent shall furnish to the Equipment Loan Agent a written notice specifying the units or items in question and setting forth with respect to each the amount or amounts advanced or to be advanced, but the failure to do so shall not affect any lien of the Bank Agent under the Bank Credit Agreement for the benefit of the Bank Lenders.

               (c) On the date of a borrowing under the Equipment Loan Agreement to finance an item or unit of the Specified Equipment referred to in paragraph 3(b), the Equipment Loan Agent shall upon instruction of the Borrowers (or their representative) disburse out of the proceeds of such borrowing and transmit to the Disbursement Agent a sum equal to the lesser of (x) the aggregate amount advanced by the Bank Lenders or the Disbursement Agent on account of the costs of acquisition of the units or items in question and (y) the aggregate of the amounts set forth opposite the items or units in question on Exhibit A hereto, against the delivery by the Bank Agent and the Mortgage Notes Indenture Trustee to the Equipment Loan Agent of good receipt therefor together with such proper Uniform Commercial Code financing statement release forms and other documents and instruments as the Equipment Loan Agent may reasonably request in order to enable the Equipment Loan Agent to document the release and to satisfy of record any and all liens and security interests of the Bank Agent or any of the Bank Lenders (or other members, if any, of the Lender Group including the Bank Lenders) and the Mortgage Notes Indenture Trustee in or on the units or items of the Specified Equipment in question.

               (d) Each party hereto acknowledges and agrees that, regardless of the execution, delivery, filing and/or recording of any financing statement or other security document (i) except for the security interests of the Bank Agent for the benefit of the Bank Lenders and the Mortgage Notes Indenture Trustee to secure extensions of credit referred to in subparagraph (b) above, no Lender Group (other than the Equipment Lenders, including the Equipment Loan Agent), or any agent, trustee or other representative therefor, has or shall have any lien on, security interest in or


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claim with respect to any unit or item of the Specified Equipment including any of the Specified Substitutes and any of the other collateral referred to in subparagraph (e) related to such unit or item, to the extent that the Equipment Lenders have made advances with respect to such unit or item or such unit or item constitutes a Specified Substitute, so long as any of the Obligations owing to the Equipment Loan Agent or to any Equipment Lender shall remain unpaid or the Equipment Lenders shall have any commitments to extend credit under the Equipment Loan Agreement and (ii) from and after the delivery of the Bank Agent's and the Disbursement Agent's receipt as provided in subparagraph (c) none of the Bank Agent, any Bank Lender or other party to the Bank Credit Agreement or the Mortgage Notes Indenture Trustee shall have or may assert any lien on, security interest in or claim with respect to such unit or item of the Specified Equipment (including Specified Substitutes therefor) or other related collateral as set forth in subparagraph 3(e) so long as any of the Obligations owing to the Equipment Loan Agent or to any Equipment Lender shall remain unpaid or the Equipment Lenders shall have any commitments to extend credit under the Equipment Loan Agreement. Without limiting the generality of paragraph 1, the provisions of this paragraph 3(d) are strictly for the benefit of the parties hereto, and nothing herein contained shall affect the validity or enforceability of any security document, or the lien thereof.

               (e) In consideration of the acknowledgments set forth in subparagraph (d), the Equipment Loan Agent acknowledges and agrees that its liens on and security interests in the property of the Borrowers are limited to liens on and security interests in the Specified Equipment, all items or units of equipment acquired in substitution or replacement therefor, spare and other parts, attachments, components, substitutes, accessories, accessions (which term shall not include the removable contents (not financed by the Equipment Lenders) of any of the Specified Equipment or Specified Substitute, for example, and by way of illustration, cash in slot machines and contents of minibars), manuals, installation kits, manufacturers' and other warranties and guarantees and service contracts and similar rights related to the foregoing, and rights in any software and firmware, trademark licenses and other intellectual property related to the foregoing goods, and all documents of title (including without limitation warehouse receipts, dock receipts, bills of lading and the like) covering any of the foregoing, cash collateral from time to time held by the Equipment Loan Agent under any provision of the Equipment Loan Agreement, and all proceeds (including insurance and condemnation proceeds and proceeds of other proceeds) of the foregoing.

               (f) As more fully provided therein, the Borrowers are entitled under the terms of the Equipment Loan Agreement, with the consent of the Equipment Loan Agent, eliminate from the list of Specified Equipment certain units or items thereof and replace the same with other specific units or items of furniture or equipment (the "Specified Substitutes") useful and to be used in the operation of the Project of substantially like kind with the units or items eliminated and of good quality. In such event, the Borrowers will, subject to the approval of the Equipment Loan Agent, revise the list of Specified Equipment accordingly and promptly furnish to the Disbursement Agent a copy of the approved revised list of Specified Equipment. In addition, under the Equipment Loan Agreement the Borrowers have certain limited rights to eliminate



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from the list of Specified Equipment specific units or items thereof to enable the Borrowers to obtain Alternative Vendor Financing (as defined in the Equipment Loan Agreement) for such eliminated units or items. From and after their elimination from the list of Specified Equipment, the units or items so eliminated to free them for Alternative Vendor Financing shall cease to be covered by the lien and security interest created by the Equipment Loan Agreement. Upon written request of the Bank Agent from time to time, the Equipment Loan Agent will execute and deliver such proper Uniform Commercial Code financing statement release forms and other documents and instruments as the Bank Agent may reasonably request in order to document the release from and satisfy of record any and all of the liens and security interests of the Equipment Lenders and the Equipment Loan Agent in and to the eliminated units and items of Specified Equipment referred to in this subparagraph (f).

               (g) The parties hereto mutually acknowledge and agree that the Specified Equipment includes an electrical power substation manufactured by the General Electric Company (the "Power Substation"), that when installed such Power Substation will be attached to the Project real property in such manner as to enable the detachment and removal of the Power Substation without material injury to the freehold and that none of the other Specified Equipment will be attached or affixed to the Project real property in a manner that would prevent its removal without material injury to the freehold. The parties further agree that in the event that the Equipment Lenders or the Equipment Loan Agent or another agent or representative of the Equipment Lenders shall be entitled under the terms of the Equipment Loan Agreement (and subject to the provisions of paragraphs 4 through 18 hereof) to remove or repossess, or otherwise take possession of, the Power Substation or any other portion of the Specified Equipment (including without limitation any Specified Substitutes) or other collateral referred to in paragraph 3(e) of the Equipment Lenders as described above, each of the other Lender Groups will refrain from interfering with, delaying or otherwise impeding the efforts of the Equipment Lenders (or the Equipment Loan Agent or other agent or representative referred to above) to effect such removal, possession or repossession, or asserting any lien on, security interest in or claim or right (including without limitation any right in the nature of distress) to any portion of such Specified Equipment or other collateral referred to in paragraph 3(e), but will instead extend such reasonable cooperation (including without limitation access to the Project to the extent under their control), but without incurring any material expense unless reimbursed to their satisfaction, with the efforts of the Equipment Lenders and their agents and representatives aforesaid to complete such removal, possession or repossession as may reasonably be requested. The provisions of this paragraph 3(g) are in addition to, and not in limitation on, the undertakings of the Bank Agent, the Mortgage Notes Indenture Trustee and others set forth in the mortgagee waivers and landlord waivers to be delivered and recorded by the Borrowers in favor of the Equipment Loan Agent prior to the first advance under the Equipment Loan Agreement.

               (h) In addition to and without limitation upon the foregoing, each party hereto shall provide, and shall procure that its Lender Group shall provide, to each of the other Lender Groups all such further assurances, including without limitation the execution and delivery of such additional documents and instruments and the performance of such other and further acts


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and things, as any of the other Lender Groups may reasonably request in order to carry out the provisions of this paragraph 3 and the other provisions of this Agreement or otherwise to implement and give effect to the intent and purpose of this paragraph 3 and the other provisions of this Agreement.

               (i) Notwithstanding anything to the contrary contained in the Equipment Loan Agreement or this Agreement, the Bank Agent, on behalf of the Bank Lenders, shall have, insofar as the Equipment Lenders are concerned, a first priority perfected security interest in any units or items of Specified Equipment with respect to which the Bank Lenders or the Disbursement Agent (pursuant to section 2.2.3(b)(ii) of the Disbursement Agreement) have advanced funds until, in the case of each such unit or item, such security interest is released in connection with an advance under the Equipment Loan Agreement with respect to such unit or item, and (subject to any Standstill undertaking of the Bank Lenders in effect at the time) the Equipment Lenders shall not challenge or interfere in any manner with the exercise of remedies by the Bank Agent or the Bank Lenders with respect to any such unit or item as to which the Bank Lenders have advanced funds until such security interest of the Bank Agent is released as aforesaid.

               (j) In the event that (A) the commitments of the Equipment Lenders to make loans or advances under the Equipment Loan Agreement have expired or been terminated and (B) at the time of such expiration or termination the Equipment Lenders have not made any loan or advance under the Equipment Loan Agreement with respect to a particular unit or item of the Specified Equipment and (C) the Bank Lenders or the Disbursement Agent have made loans or advances under the Bank Credit Agreement or section 2.2.3(b)(ii) of the Disbursement Agreement with respect to such unit or item, then upon request of the Bank Agent the Equipment Loan Agent will execute and deliver to the Bank Agent such UCC-3 release or termination statements and other documents and instruments as the Bank Agent may reasonably request in order to cancel and terminate of record any security interest which the Equipment Loan Agent for the benefit of the Equipment Lenders may have in such unit or item.

        4. As used herein, the term "Standstill" shall refer to an undertaking on the part of a Lender Group to forebear, for finite time periods as hereinafter provided, the exercise of the remedies of such Lender Group (or those of an agent or trustee therefor), including the right to terminate a commitment to lend, invest or disburse occasioned by the occurrence of an unremedied default or event of default on the part of an Obligor under an Obligation, in order to enable the Lenders to explore among themselves (but without any obligation to do so) and with the Borrowers possible financial solutions. The taking of initial legal steps (including without limitation the commencement of suits for foreclosure, repossession or other enforcement), and the issuances of notices of default or of sale and the like on the part of a Lender Group (or an agent or trustee therefor), shall not be considered inconsistent with the observance of a Standstill on the part of such Lender Group so long as no decree of foreclosure or sale shall have been entered, no repossession or reentry shall have occurred, no levy or sale shall have taken place, no receiver, custodian or similar official shall have been appointed or introduced or shall have taken


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custody, and the steps in question shall not have been such as to have made the continued operation of the Project business impractical.

        5. As used herein, the terms (i) "Phase I" shall refer to the period from and after the date hereof until the date of the first interim loan advance under the Equipment Loan Agreement, (ii) "Phase II" shall refer to the period from and after the date of the first interim loan advance under the Equipment Loan Agreement until the earlier of the date the Project shall have attained "Completion" (as such term is defined in the Equipment Loan Agreement) and the Completion Deadline Date (hereinafter defined), and (iii) "Phase III" shall refer to the period from and after the date on which the Project shall have attained Completion.

        6. For value received, upon the written request of each of the other parties hereto containing an agreement by each of them to effect and observe the requested Standstill (a "Standstill Request") and which is received within 10 business days after notice from the Equipment Loan Agent that the Equipment Lenders have either (i) accelerated the maturity of the Obligations of the Borrowers under the Equipment Loan Agreement or (ii) intend to take remedies that would not be permitted in the event of a Standstill (which notice the Equipment Loan Agent agrees to give to each of the other parties hereto 10 business days before taking any action described in either of clauses (i) and
(ii) if at the time the obligation to effect a Standstill upon proper request would apply), the Equipment Loan Agent, on behalf of the Equipment Lenders, hereby undertakes to effect a Standstill, the same to commence as of the date the notice from the Equipment Loan Agent is deemed given and to continue for the duration applicable to the Phase during which the Standstill shall have commenced (herein, the "Applicable Standstill Period"), as more fully specified in paragraphs 7 through 12 inclusive, and thereafter to observe such Standstill faithfully unless and until (i) the Applicable Standstill Period shall have expired, (ii) any of the conditions set forth in section 7 shall no longer be satisfied, including without limitation if a Special Default (as defined in paragraph 17) (hereinafter defined) shall have occurred or (iii) the obligation to observe the Standstill shall have been discharged by the mutual agreement of all parties hereto. The observance of a Standstill hereunder shall in no event obligate any Lender Group to make any additional advances or otherwise extend any further credit to or make any additional investments in any Borrower or affiliate thereof during the Standstill period nor otherwise when there shall exist any unsatisfied conditions to the obligations of such Lender Group to do so under its Basic Document or any document related thereto, nor to excuse or waive any uncured default or event of default occasioning the Standstill or any other uncured default or event of default, nor to restrict the ability of any Lender Group (or an agent or trustee therefor) to declare the existence of an event of default or to accelerate the maturity of the Obligations owed to it.

        7. It shall in each such case be a condition precedent to the obligation of the Equipment Lenders to undertake to observe, and once undertaken to continue on any date to observe, a Standstill that:

               (a)  no Special Default shall have occurred;


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               (b) such Lender Group (or an agent or trustee therefor) shall have declared the existence of an event of default under its Basic Document or any document related thereto (or the event of default thereunder shall have occurred automatically and without declaration), or such Lender Group otherwise shall have accelerated the Obligations owing to it;

               (c) the default constituting or producing the event of default which resulted in the declaration or acceleration or which otherwise occasioned the request for a Standstill shall not be of a nature such that it is inherently irreversible or incapable of rectification and cure (such as, by way of illustration of irreversibility, the effectuation of a merger of a Borrower contrary to a prohibition contained in a Basic Document) (any such default or event of default being herein sometimes referred to as an "Irreversible" default or event of default);

               (d) none of the Specified Equipment (including Specified Substitutes) shall have suffered any material damage, loss, removal, deterioration or disposition not otherwise permitted by the terms of the Equipment Loan Agreement;

               (e) each other Lender Group, the HVAC Provider and each provider of any Alternative Vendor Financing (as defined in the Equipment Loan Agreement) then outstanding shall be legally obligated to observe, and shall be in compliance with its obligation to observe, the same Standstill, as and to the same extent (except that each such Lender Group may advance or disburse funds from cash collateral accounts to pay current interest and current fees to itself or to other Lender Groups) provided that either the Bank Agent or the Mortgage Notes Indenture Trustee may give notice that their respective obligations to continue the Standstill will terminate 10 business days after delivery of such notice, in which case the obligations of the Equipment Lenders to effect a Standstill will expire on such tenth business day; and provided, that the HVAC Provider may be obligated for a Standstill of lesser duration than the periods set forth herein, in which case the Equipment Lenders' obligation to effect a Standstill will expire simultaneously with the expiration of the corresponding obligation of the HVAC Provider unless prior to such expiration the Equipment Loan Agent shall have received evidence reasonably satisfactory to the Equipment Loan Agent that the expiration of the corresponding obligations of the HVAC Provider have been extended to a date on or after the date of expiration of the Standstill obligation of the Equipment Lenders;

               (f) there shall not have occurred a previous Standstill during the same Phase, in the case of Phases I and III, nor more than one previous Standstill during the same Phase, in the case of Phase II;

               (g) in the case of a Standstill occurring during Phase I or II, the Project (including without limitation the hotel and casino component) shall be likely to commence

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

        operations and open to the general public, and the Project in general shall be likely to attain Completion (as such term is defined in the Equipment Loan Agreement), by the Completion Deadline Date referred to in paragraph 15 (as the same may have been extended under such paragraph), as evidenced by a certificate to such effect delivered to such Lender Group by the Construction Consultant (defined for purposes of this Agreement to be Tishman Construction Corporation of Nevada or a successor construction consultant acceptable to the Equipment Lenders (and for this purpose the Construction Consultant may assume that funds will be available for such construction and development); and

               (h) in the case of a Standstill occurring during Phase I or II, the Completion Deadline Date shall not have occurred without the Project having attained Completion (as defined in the Equipment Loan Agreement).

Whenever any of the foregoing conditions shall cease to be satisfied, any Standstill obligation then in effect shall as to all parties expire, forthwith and without notice.

        8. During Phase I, the Applicable Standstill Period shall commence on the date notice is deemed given of the declaration, acceleration or other action occasioning the Standstill request (the "Declaration Date") and shall expire 120 days thereafter, or sooner if any condition set forth in section 7 shall cease to be satisfied or if the event of default occasioning the declaration, acceleration or other action, and all other events of default under the Equipment Loan Agreement are cured and the Lenders are restored to their prior positions (it being agreed that the Equipment Lenders shall rescind any acceleration upon the cure of all events of default under the Equipment Loan Agreement.

        9. During Phase II, the Applicable Standstill Period shall commence on the Declaration Date and, subject to paragraphs 10 and 11, shall expire 30 days thereafter, or sooner if any condition set forth in section 7 shall cease to be satisfied or if the event of default occasioning the declaration, acceleration or other action, and all other events of default under the Equipment Loan Agreement are cured and the Lenders are restored to their prior positions (it being agreed that the Equipment Lenders shall rescind any acceleration upon the cure of all events of default under the Equipment Loan Agreement.

        10. If at the end of the 30-day period referred to in paragraph 9 the Equipment Loan Agent shall have received a Standstill Request, all of the conditions specified in paragraph 7 remain satisfied and the Equipment Lenders are paid all interest, fees and expense payments if any, under the Equipment Loan Agreement owed by the Borrowers at that time, the period of its Standstill shall extend for up to three consecutive additional periods, each of 30 days' duration, the first to commence on the day after the last day of the 30-day period referred to in paragraph 9 and the other two to commence on the day after the last day of the preceding period, provided, that the obligation of the Equipment Lenders to observe the Standstill as so extended shall terminate, automatically and without notice, if any Obligations owing to the Equipment Lenders which consist of interest, fee or expense payments cease to be kept current by prompt and timely payments on a monthly basis under the terms of the Equipment Loan Agreement, (whether or not the Borrowers prior to the Standstill were paying on a quarterly or other basis or at the end of an interest period, or had elected to accrue interest rather than pay it periodically) or if any of the conditions described in paragraph 7 shall cease to be satisfied.

        11. (a) If on the last day of the Standstill period occurring during Phase II (as such Standstill period shall have been extended to a total of 120 days in accordance with paragraph 10), the Equipment Loan Agent shall have received a Standstill Request, all of the conditions specified in paragraph 7 remain satisfied, all interest, fees and expense payments owing to the Equipment Lenders under the Equipment Loan Agreement have been paid and there exists no event of default under the Equipment Loan Agreement other than an event of default (i) which is susceptible of cure (such as through the contribution of additional equity capital or by other means) and (ii) consists only of a failure to comply with the In Balance Requirement (defined in paragraph 18), then the Equipment Lenders shall further extend the period of the Standstill for an additional period of 60 days (to a total not to exceed 180 days), to commence on the day after the last day of the period referred to in paragraph 10, provided that prior to such 60-day extension the Equipment Loan Agent shall have received from the Borrowers a written plan, prepared in good faith by the management of the Borrowers with the assistance of their financial advisers and the advice of counsel which plan is reasonably acceptable to the Equipment Lenders, for the obtaining of the additional funds required to restore compliance with the In Balance Requirement by the end of the 60-day period referred to in this paragraph 11(a). Notwithstanding the foregoing, the obligation of the Equipment Lenders to observe the further extension of the Standstill contemplated by this paragraph 11(a) shall expire, automatically and without notice, in the event that such plan (as the same may have been subsequently modified in a manner reasonably acceptable to the Equipment Lenders) is subsequently abandoned or otherwise becomes manifestly incapable of timely implementation, or if Obligations owing to that Lender Group which consist of interest, fee and other expense payments cease to be kept current by prompt and timely payments on a monthly basis or if any of the conditions described in paragraph 7 shall cease to be satisfied.

               (b) During the further extension of the Standstill period contemplated by this paragraph 11, the Equipment Loan Agent will promptly notify the Disbursement Agent in the event that any Obligations owing to the Equipment Lenders which consist of interest, fee and other expense payments shall cease to be kept current or otherwise if any event or condition shall have occurred or exist which shall have caused the obligation of the Equipment Lenders to observe the further extension of the Standstill under this paragraph 11 to be terminated.

               (c) Any extension or further extension of a Standstill period contemplated by paragraph 10 or this paragraph 11 shall cease if the event or events of default occasioning the declaration, acceleration or other action resulting in the request for a Standstill shall have been cured, and acceleration due to any such event or events of default shall have been rescinded and the Lenders shall have been restored to their prior positions. In no event shall any such extension or further extension provisions apply to a Standstill occurring in Phase I or III.

        12. During Phase III, the Applicable Standstill Period shall commence on the Declaration Date and shall expire 30 days thereafter, or sooner in the event that any condition specified in section 7 shall no longer be satisfied or if the event of default occasioning the declaration, acceleration or other action is cured and the Lenders are restored to their prior positions.

        13. For purposes of the foregoing, interest, fee and expenses payments owing to the Equipment Lenders shall not be considered to have been brought current or kept current unless the Obligors shall continue to make payments, faithfully on a monthly basis, of all commitment fees payable to the Equipment Lenders under the Equipment Loan Agreement whether or not the commitments thereunder shall have expired or been suspended by reason of any of the events or circumstances giving rise to a request for a Standstill.

        14. Nothing contained in this Agreement shall affect any limitation contained in a Basic Document on the right of an Obligor to assign, transfer or otherwise dispose, voluntarily or involuntarily, of any of its rights under a Basic Document, including without limitation any restriction contained in a Basic Document on the ability to assign or otherwise transfer to a successor developer or as a collateral assignment by any Obligor or a Lender, it being acknowledged that no such voluntary or involuntary assignment, transfer or other disposition is permitted under the terms of the Equipment Loan Agreement. In addition, nothing contained in this Agreement shall restrict the right of any Lender Group to enter into an amendment to or grant a waiver or consent under a Basic Document.

        15. As used herein (and solely for purposes of this Agreement among Creditors), the term "Completion Deadline Date" shall mean November 1, 1999, provided, however, that if the Project shall on or after November 1, 1998 suffer a material fire, explosion, structural collapse or flood or other material casualty event, and if both on the date of such event and on November 1, 1999 there does not exist any unremedied event of default, or event which with notice or lapse of time, or both, would constitute an event of default, under the Basic Document of any Lender Group and (x) the resulting damage to the Project and the collateral, if any, of each Lender Group is fully covered (commercially reasonable deductibles excepted) by casualty, delayed opening and business interruption insurance and (y) but for the occurrence of such event the Project would have attained Completion (as defined in the Equipment Loan Agreement) on or before November 1, 1999, and (z) the resulting damage is capable of repair by a date no later than January 31, 2000 (the satisfaction of such events to be evidenced by certificates to such effect delivered to each of the Lenders by the Insurance Advisor, in the case of clause
(x), and by the Construction Consultant, in the case of clauses (y) and (z)), then the Construction Deadline Date shall upon written request of the Obligors be extended as may be required to a date or dates not later than January 31, 2000. For purposes of this Agreement, the term Insurance Adviser shall mean Sedgewick James of Tennessee, Inc. or a successor insurance adviser acceptable to each of the Lender Groups.

        16. Each party hereto represents and warrants to each other party as follows:

               (a) it is duly organized, validly existing and in good standing under the laws of the jurisdiction under which it was organized with full power, authority and legal right to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby;

               (b) all actions necessary to authorize the execution, delivery and performance of this Agreement by or on behalf of the representing party have been duly taken, and all such authorizations continue to be in full force and effect as of the date hereof;

               (c) it has duly executed and delivered this Agreement and this Agreement constitutes its legal, valid and binding obligation enforceable against the representing party in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium, receivership and other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity, which may apply regardless of whether a proceeding is brought in equity or at law;

               (d) to the best of its knowledge, no consent of any other party and no consent, license, approval or authorization of, or exemption by, or registration or declaration or filing with any governmental authority, bureau or agency is required in connection with the execution, delivery or performance by such party of this Agreement or the consummation by such party of the transactions contemplated hereby; and

               (e) neither the execution and delivery of this Agreement, nor the performance and observance hereof, nor the consummation of the transactions contemplated hereby, will (i) violate or conflict with any provision of the organizational or governing documents of such party, (ii) to the best of the knowledge of the representing party, violate, conflict with, or result in the breach or termination of, or otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time, or both, would constitute) a default under the terms of any contract, mortgage, lease, bond, indenture, agreement or other instrument to which such party is a party or by which it may be bound or to which any of its properties may be subject, (iii) violate any judgment, order, writ, injunction, decree or award, of which it has knowledge, of any court, arbitrator, administrative agency or governmental or regulatory body against or binding upon such party or upon any of the securities, properties, assets or business of such party, or (iv) to the best of the knowledge of the representing party, constitute a violation on the part of such party of any statute, law, rule or regulation applicable to it.

        17. As used herein, the term "Special Default" shall mean any one or more of the following events:

               (i) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of a Borrower or any of its subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal, state or foreign law; or

               (ii) an involuntary case shall be commenced against a Borrower or any of its subsidiaries, under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, assignee, sequestrator, trustee, custodian or other officer having similar powers over a Borrower or any of its subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of a Borrower or any of its subsidiaries, or for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of a Borrower or any of its subsidiaries, and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or

               (iii) a Borrower or any of its subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or the taking of possession by a receiver, trustee or other custodian for all or a substantial part of its property; or a Borrower or any of its subsidiaries shall make any assignment for the benefit of creditors; or

               (iv) a Borrower or any of its subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due and a period of 30 days shall have elapsed; or the board of directors of a Borrower or any of its subsidiaries (or any committee thereof) or of its managing member shall adopt any resolution or otherwise authorize, or take corporate or limited liability company action in furtherance of, any action to approve any of the acts referred to in clause (iii) above or this clause
        (iv).

        18. For purposes hereof, the "In Balance Requirement" shall be deemed to have been complied with as of any date if on that date both (i) the Unallocated Contingency Balance equals or exceeds the Required Minimum Contingency and (ii) the Available Funds equal or exceed the Remaining Costs, as such terms "Unallocated Contingency Balance," "Required Minimum Contingency," "Available Funds" and "Remaining Costs" are defined in the Disbursement Agreement.

        19. This Agreement shall bind and inure to the benefit of the parties hereto and their successors and assigns, but no party shall assign any of its rights hereunder without the written consent of each of the other parties, except for an assignment by the Bank Agent or the Mortgage Notes Indenture Trustee or the Equipment Loan Agent to a successor administrative agent under the Bank Credit Agreement, or a successor trustee under the Mortgage Notes Indenture or a successor administrative agent under the Equipment Loan Agreement, as the case may be.

        20. This Agreement constitutes the complete agreement among the parties with respect to the subject matter thereof and supersedes all prior agreements, commitments and understandings, written or oral. No provision of this Agreement may be changed, waived, discharged or terminated unless the change, waiver, discharge or termination is in writing signed by each of the parties hereto.

        21. No party hereto shall be responsible for the expenses of any other party incurred in connection with the preparation, execution and delivery of this Agreement (including any enforcement, amendment or modification hereof or waiver or consent granted hereunder).

        22. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

        23. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS OF THE PARTIES ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5- 1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH PARTY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT, PROVIDED, THAT EACH PARTY ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK CITY. EACH PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HEREBY WAIVES ANY OBJECTION WHICH SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS

AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT THE ADDRESS FOR NOTICES TO SUCH PARTY GIVEN AS PROVIDED IN PARAGRAPH 24 OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

        24. Subject to paragraph 23, any notice, request, declaration or other communication given hereunder shall be in writing and shall be deemed to have been validly delivered or given (i) upon the earlier of actual receipt or three
(3) days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (ii) upon transmission, when sent by facsimile transmission, with such facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this paragraph 24 (provided that facsimile transmissions received after the normal business hours of the recipient shall be deemed to have been received at the opening of business on the next business day of the recipient),
(iii) one business day after deposit with a reputable overnight courier with all charges prepaid and (iv) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated beneath the signature of such party on a signature page hereof, or to such other address (or facsimile number) for a party as may be substituted by notice given by that party, in the manner herein provided, to each of the other parties. The giving of any notice, request, declaration or other communication required hereunder may be waived in writing by the party entitled to receive the same.

        25. This Agreement and any amendments, modifications or waivers in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution and delivery of a counterpart hereof by each of the parties hereto not later than January 31, 1998.

        26. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE

RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO, THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

                  [remainder of page intentionally left blank]

               IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

                             THE BANK OF NOVA SCOTIA, as

                                Administrative Agent under the Bank
                                Credit Agreement hereinabove referred to

                             By:  /s/ Alan Pendergast
                                  -------------------------------
                                  Name:  Alan Pendergast
                                  Title: Relationship Manager

                                    580 California Street, 21st Floor
                                    San Francisco, CA  94104
                                    Attention: Mr. Allan Pendergast
                                    Telecopy No.: (415) 397-0791

                             FIRST TRUST NATIONAL ASSOCIATION,
                                as Trustee under the Mortgage Notes Indenture hereinabove referred to

                             By:  /s/ Richard H. Prokosch
                                  -------------------------------
                                  Name:  Richard H. Prokosch
                                  Title: Asst. Vice President

                                    180 East Fifth Street
                                    St. Paul, MN  55101
                                    Attn: Corporate Trust Administration
                                    Telecopy No.: (612) 244-0711

                             GMAC COMMERCIAL MORTGAGE
                              CORPORATION

                             By:  /s/ Vacys Garbonkus
                                  -------------------------------
                                  Name:  Vacys Garbonkus
                                  Title: Senior Vice President

                                    100 South Wacker Dr., Suite 100
                                    Chicago, IL  60604
                                    Attn: Vacys Garbonkus
                                    Telecopy No.: (312) 845-8623

                               GENERAL ELECTRIC CREDIT
                                  CORPORATION, as Administrative
                                  Agent under the Equipment Loan
                                  Agreement hereinabove referred to

By:                                 /s/ Daniel Gioia
                                    -------------------------------
                                    Name:  Daniel Gioia
                                    Title: Sr. Credit Analyst

                                      777 Long Ridge Road
                                      Building B, First Floor
                                      Stamford, CT  06927
                                      Attn: Account Manager-Venetian
                                      Telecopy No.: (203) 316-7989

                                      With a copy to:

                                      David R. Huet, Esq.
                                      Counsel, Capital Funding, Inc.
                                      777 Long Ridge Road
                                      Building B, First Floor
                                      Stamford, CT  06927
                                      Telecopy No.: (203) 316-7989